UNITED STATES
             SECURITIES AND EXCHANGE COMMISSION
                    WASHINGTON, DC  20549

                          FORM 8-K

                       CURRENT REPORT

             Pursuant to Section 13 or 15(d) of
             The Securities Exchange Act of 1934


Date of Report (Date of the earliest event reported) May 5, 2005


                  Lifetime Hoan Corporation
   (Exact name of registrant as specified in its charter)

                          Delaware
       (State or other jurisdiction of incorporation)




  1-19254                            11-2682486
  (Commission File Number)        (IRS Employer Identification No.)



One Merrick Avenue, Westbury, New York                11590
(Address of principal executive offices)            (Zip Code)



Registrant's telephone number, including area code:  (516)683-6000


               N/A
(Former name or former address, if changed since last report)


Item 2.02.  Results of Operation and Financial Condition

On May 5, 2005, Lifetime Hoan Corporation ("the Company") issued a press release setting forth the Company's first-quarter 2005 earnings. A copy of the Company's press release is attached hereto as Exhibit 99 and hereby incorporated by reference.

Item 9.01.  Financial Statements and Exhibits

  c)   Exhibits

     99 - Press Release, dated May 5, 2005



                          Signature

     Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                    Lifetime Hoan Corporation

                    By:       /s/ Robert McNally
                         Robert McNally
                         Vice President of Finance and
                         Chief Financial Officer


Date:  May 5, 2005


EXHIBIT 99

   LIFETIME HOAN REPORTS FIRST-QUARTER NET SALES OF $43.1
          MILLION; NET INCOME RISES TO $1.0 MILLION

  Company Plans to Change its Name to Lifetime Brands, Inc.


WESTBURY, N.Y., May 5, 2005 -- LIFETIME HOAN CORPORATION (NASDAQ NM: LCUT), a leading designer, marketer and distributor of nationally branded consumer products for the home, today announced results for the first quarter ended March 31, 2005.

For the first quarter of 2005, net sales increased 16% to $43.1 million from $37.1 million for the same period of 2004. Net sales in the quarter attributable to the Excel business Lifetime acquired in July 2004 were approximately $1.8 million. The Company reported net income of $1.0 million compared to $345,000 for the first quarter of 2004. On a diluted per share basis, net income rose to $.09 per share from $.03 per share for the same period last year.

Jeffrey Siegel, Chairman, President and Chief Executive Officer, commented, "Lifetime Hoan's solid first-quarter performance is attributable to several factors, including the successful introduction of our new lines of KitchenAid(R) cutlery, expanded shelf space at several major retailers and increased sales of our Kamenstein(R) pantryware products.

"We are pleased that many of the growth initiatives we implemented in 2004 have already begun to produce positive results. Last year we broadened our portfolio of powerful brands, enhanced our product development and design capabilities, strengthened our overseas sourcing organization, and expanded the Company's infrastructure. As a result, we expect net sales to total approximately $220 million to $230 million in 2005, and earnings per share to total approximately $0.95 to $1.15."

Mr. Siegel added, "We recently proposed to change the name of our Company from Lifetime Hoan Corporation to Lifetime Brands, Inc. We believe this new name will more accurately express one of our Company's most important attributes and key competitive strengths."

The Company's shareholders will vote on the proposed name change at the annual meeting to be held on June 7, 2005.

Lifetime has scheduled a conference call Thursday, May 5, at 11:00 a.m. Eastern time to discuss first-quarter 2005 results and additional matters. The dial-in number for the call is (706) 634-1218. A replay of the call will also be available through Thursday, May 12, and can be accessed by dialing (706) 645-9291, conference ID #5739583. A live webcast of the call will be broadcast at the Company's web site, www.lifetime.hoan.com. For those who cannot listen to the live broadcast, an audio replay of the call will also be available on the site.

Lifetime is a leading designer, marketer and distributor of kitchenware, cutlery & cutting boards, bakeware & cookware,
pantryware   &   spices,  tabletop  and  bath   accessories,
marketing its products under various trade names, including Farberware(R), KitchenAid(R), Cuisinart(R), Hoffritz(R), Sabatier(R), DBK - Daniel Boulud Kitchen (TM), Joseph Abboud Environments(R), Roshco(R), Baker's Advantage(R), Kamenstein(R), CasaModa(TM), Hoan(R), Gemco(R) and :USE(R). Lifetime's products are distributed through almost every major retailer in the United States.

The information herein contains certain forward-looking statements including statements concerning the Company's future prospects. These statements involve risks and uncertainties, including risks relating to general economic conditions and risks relating to the Company's operations, such as the risk of loss of major customers and risks relating to changes in demand for the Company's products, as detailed from time to time in the Company's filings with the Securities and Exchange Commission.

                      Tables to Follow

 COMPANY CONTACT:                        INVESTOR RELATIONS:
 Robert McNally                          Harriet Fried
 Chief Financial Officer                 Lippert/Heilshorn &
 (516) 683-6000                           Associates, Inc.
                                         (212) 838-3777 or
                                         hfried@lhai.com


                  LIFETIME HOAN CORPORATION
                      INCOME STATEMENT
              (in 000's, except per share data)

                                 Three Months Ended
                                      March 31,
                                     (Unaudited)
                                   2005        2004       % Increase
      Net Sales                  $43,116     $37,129         16.1%
      Cost of Sales               24,899      21,689         14.8%
      Distribution Expenses        6,115       5,647          8.3%
      SG&A                        10,298       9,108         13.1%

      Income from Operations       1,804         685        163.4%

      Interest Expense               199         127
      Other (Income)                (13)        (15)

      Income Before Taxes          1,618         573        182.4%

      Tax Provision                  615         228        169.7%

      Net Income                  $1,003        $345        190.7%

      Diluted Earnings Per
       Share from Net Income       $0.09       $0.03
      Weighted Average Shares     11,266      11,141


                  LIFETIME HOAN CORPORATION
              CONDENSED CONSOLIDATED BALANCE SHEETS
                       (in thousands)

                                      March 31,      March 31,
                                         2005          2004
                                     (Unaudited)    (Unaudited)
 ASSETS
 CURRENT ASSETS
   Cash and cash equivalents         $     431     $     719
   Accounts receivable, net             22,876        22,579
   Merchandise inventories              60,317        48,564
   Prepaid expenses and other
    current assets                       9,761         8,064
      TOTAL CURRENT ASSETS              93,385        79,926

 PROPERTY AND EQUIPMENT, net            20,118        20,200
 INTANGIBLES, net                       31,388        25,543
 OTHER ASSETS                            2,510         2,093
      TOTAL ASSETS                   $ 147,401     $ 127,762

 LIABILITIES AND STOCKHOLDERS' EQUITY
 CURRENT LIABILITIES
   Short-term borrowings             $  10,700     $  13,000
   Accounts payable and trade
    acceptances                          9,920         6,859
   Other current liabilities            22,072        16,281
      TOTAL CURRENT LIABILITIES         42,692        36,140

 DEFERRED RENT & OTHER LONG TERM
  LIABILITIES                            2,007         1,639
 DEFERRED INCOME TAX LIABILITIES         4,446         3,835
 LONG TERM DEBT                          5,000            --

 STOCKHOLDERS' EQUITY                   93,256        86,148
 TOTAL LIABILITIES AND STOCKHOLDERS'
   EQUITY                            $ 147,401     $ 127,762